UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015 (October 9, 2015)

DGSE COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

15850 Dallas Parkway, Suite 140

Dallas, Texas 75248

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (972) 587-4049

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2015, the Board of Directors (the “Board”) of DGSE Companies, Inc. (“DGSE”) elected J. Marcus Scrudder as a member of the Board effective immediately. Mr. Scrudder was appointed by the Board to serve on the Compliance, Governance and Nominating Committee, the Compensation Committee and the Audit Committee. The Board also determined that Mr. Scrudder is an “independent director” for purposes of NYSE MKT and Securities and Exchange Commission (“SEC”) rules and meets the other requirements of the NYSE MKT and the SEC for purposes of serving on the Compliance, Governance and Nominating Committee, the Compensation Committee and the Audit Committee. Further, Mr. Scrudder qualifies as an “audit committee financial expert.”

Mr. Scrudder is currently the President/Owner of Heartland Cabinetry and Furniture, Inc., a leading manufacturer of custom residential and commercial cabinetry in North Texas. Prior to the acquisition of Heartland Cabinetry and Furniture, Inc., Mr. Scrudder was Chief Financial Officer, and subsequently Chief Executive Officer, of Craftmade International, Inc. (NASDAQ: CRFT), a national manufacturer and supplier of ceiling fans, decorative lighting and luxury outdoor furniture.

There is no arrangement or understanding pursuant to which Mr. Scrudder was selected as a director of DGSE and there are no family relationships between Mr. Scrudder and the other directors or executive officers of the Company. Since the beginning of DGSE’s last fiscal year, Mr. Scrudder has not had any transactions or currently proposed transactions in which Mr. Scrudder was or is to be a participant in amounts greater than $120,000 and in which any related person had or will have a direct or indirect material interest.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed in the Current Report on Form 8-K filed by DGSE on September 11, 2015, in connection with the resignations of James D. Clem and David S. Rector and in order to permit the Board to continue to act in an orderly fashion until additional directors were added to fill vacancies on the Board, the Board previously temporarily decreased the quorum requirement for the Board to transact business to 50% of the authorized directors. On October 9, 2015, in connection with the election of Mr. Scrudder, as described in Item 5.02 above, the Board approved and adopted an amendment to the bylaws reinstating the prior quorum provision, which provides that a majority of the authorized number of directors shall constitute a quorum of the Board for the transaction of business (the “Amendment”).

The above description of the Amendment is a summary and is qualified in its entirety by the Amendment itself, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

d.	Exhibits

3.1	Amendment to Bylaws dated October 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ MATTHEW M. PEAKES
Matthew M. Peakes
Chief Executive Officer
Date:	October 9, 2015

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amendment to Bylaws dated October 9, 2015